UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2011

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2011 annual meeting of shareholders was held on April 13, 2010.  As of the record date for the meeting, the Company had 11,568,563 of common stock outstanding, each of which is entitled to one vote.  According to the final voting results, all director nominees were elected.

The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote
Peter W. Brown, M.D.	6,537,139	739,367	-	2,871,742
Paul Fulton	6,505,147	771,359	-	2,871,742
Howard H. Haworth	6,532,703	743,803	-	2,871,742
George W. Henderson, III	6,539,436	737,070	-	2,871,742
Kristina Herbig	6,541,326	735,180	-	2,871,742
Dale C. Pond	6,319,189	957,317	-	2,871,742
Robert H. Spilman, Jr.	6,500,856	775,650	-	2,871,742
William C. Wampler, Jr.	6,541,381	735,125	-	2,871,742
William C. Warden, Jr.	6,538,300	738,206	-	2,871,742

At the annual meeting, the shareholders also voted on one proposal:

1.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	10,087,738	43,948	16,562	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: April 13, 2011	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Vice President – Chief Accounting Officer